UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

          As part of its continuing efforts to improve corporate governance, the Board of Directors of Macatawa Bank Corporation (the "Company") adopted a new and comprehensive Code of Ethics on March 17, 2011. The new code is intended to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in documents the Company files with, or submits to, the SEC and in all public communications made by the Company;
•	Compliance with applicable governmental laws, rules and regulations; and
•	Prompt internal reporting to designated persons of violations of the code.

          The Code of Ethics is applicable to all directors, officers and employees of the Company. It provides standards of conduct with respect to, among other things, financial controls and reporting, use of Company assets, conflicts of interest and improper benefits, and confidentiality of customer and Company information. It also provides that violations of the Code of Ethics, complaints regarding accounting, internal control or audit matters, or concerns regarding questionable financial or accounting matters should be reported to the director of internal audit and that persons who report such matters in good faith will not be retaliated against in the terms and conditions of his or her employment.

          The Code of Ethics is filed with this report as Exhibit 14.1, and is here incorporated by reference. The Code of Ethics is also available on the Company's website, www.macatawabank.com, under the "Investor Relations - Governance Documents" section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	14.1	Code of Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

14.1	Code of Ethics.